UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2022

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 North Main Street Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by Vinco Ventures, Inc. (the “Company”), (i) pursuant to that certain Securities Purchase Agreement (“July SPA”) dated as of July 22, 2021 by and between the Company and an accredited institutional investor (the “Holder), the Company sold to the Holder a Senior Secured Convertible Note in the aggregate principal amount of $120,000,000 (the “July Note”) and (ii) on each of September 1, 2021, November 11, 2021 and December 20, 2021 the Company and the Holder entered into a Warrant Exercise Agreement (respectively, the “September WEA,” the “November WEA,” the “December WEA” and, collectively, the Warrant Exercise Agreements”) whereby pursuant to each Warrant Exercise Agreement the parties agreed for, among other things, the Holder to exercise certain existing warrants and for the Company to issue new warrants to the Holder. On March 9, 2022, the Company, Cryptyde, Inc. (“Cryptyde”) and the Holder entered into an Amendment Agreement (the “First Amendment Agreement”) whereby the parties amended certain terms and provisions of the July Note and the Warrant Exercise Agreements.

On April 29, 2022, the Company and the Holder entered into a Second Amendment Agreement (the “Second Amendment Agreement”) whereby the parties agreed to amend the First Amendment Agreement to replace the date of “April 30, 2022” in Section 7(m) of the First Amendment Agreement to “May 6, 2022.”

On May 6, 2022, the Company and the Holder entered into a Third Amendment Agreement (the “Third Amendment Agreement”) whereby the parties agreed to amend the Second Amendment Agreement to replace the date of “May 6, 2022” in Section 7(m) of the First Amendment Agreement to “May 11, 2022.”

The Third Amendment Agreement includes representations, warranties and covenants, and conditions to closing, expense and reimbursement obligations and termination provisions.

The foregoing description of the terms of the Third Amendment Agreement and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the Third Amendment Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

As previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2022, on such date Cryptyde, Inc. (“Cryptyde”), a wholly-owned subsidiary of the Company, entered into a Securities Purchase Agreement (the “Note Securities Purchase Agreement”) with an accredited investor (the “Note Investor”) for the issuance and sale of a Senior Convertible Note with an initial principal amount of $33,333,333 at a conversion price of $10.00 per share of Cryptyde’s common stock, par value $0.001 (the “Cryptyde Common Stock”) and a warrant (the “Warrant”) to purchase up to 3,333,333 shares of Common Stock with an initial exercise price of $10.00 per share of Cryptyde Common Stock (the “Note Private Placement”).

Cryptyde and the Note Investor closed on the transactions contemplated by the Note Securities Purchase Agreement last week. At the closing, the Cryptyde issued to the Note Investor the Warrant to purchase up to 3,333,333 shares of Cryptyde Common Stock with an exercise price of $10.00 per share.

The foregoing provides only brief descriptions of the material terms of the Note Securities Purchase Agreement, the Convertible Note and the Warrant, does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the forms of the Note Securities Purchase Agreement, the Convertible Note and the Warrant filed as exhibits to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Note Securities Purchase Agreement (Previously filed on Form 8-K as filed with the SEC on January 26, 2022)
10.2	Form of Note Investor Warrant (Previously filed on Form 8-K as filed with the SEC on January 26, 2022)
10.3	Form of Note (Previously filed on Form 8-K as filed with the SEC on January 26, 2022)
10.4	Third Amendment Agreement by between the Company and the Holder
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2022

VINCO VENTURES, INC.

By:	/s/ Lisa King
Name:	Lisa King
Title:	Chief Executive Officer